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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in the Registration Statement on Form S-8 of Peoples Financial Corporation of our report dated November 14, 2001, on the financial statements of Peoples Financial Corporation as of and for the year ended September 30, 2001, which report was included in Peoples Financial Corporation's Annual Report on Form 10-KSB for the year ended September 30, 2001.





                                           /s/ Crowe, Chizek and Company, LLP

Cleveland, Ohio                            Crowe, Chizek and Company, LLP
December 21, 2001